                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Applied Graphics Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5) Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

     ---------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

(3) Filing Party:

     ---------------------------------------------------------------------------

(4) Date Filed:

     ---------------------------------------------------------------------------

                      [APPLIED GRAPHICS TECHNOLOGIES LOGO]

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 12, 2003

                            ------------------------

To our stockholders:

     Notice is hereby given that the 2003 annual meeting of stockholders of Applied Graphics Technologies, Inc. (the "Company") will be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006 on June 12, 2003, at 11:00 a.m., local time, for the following purposes:

          1. To elect eleven directors of the Company for terms expiring at the 2004 annual meeting of stockholders; and

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 14, 2003 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the annual meeting at the annual meeting and during normal business hours, for ten days prior to the annual meeting, at the offices of the Company, 450 West 33rd Street, New York, New York 10001.

                                          By Order of the Board of Directors,

                                          /s/ Martin D. Krall
                                          MARTIN D. KRALL
                                          Secretary

Dated: April 30, 2003

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED AS DESCRIBED IN THE PROXY INSTRUCTIONS.

                      [APPLIED GRAPHICS TECHNOLOGIES LOGO]

                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 12, 2003
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Applied Graphics Technologies, Inc. (the "Company") for use at the 2003 annual meeting of stockholders to be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006, on June 12, 2003, at 11:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

     The Company is mailing its annual report for the fiscal year ended December 31, 2002, together with this proxy statement and the enclosed proxy, to stockholders entitled to vote at the annual meeting. The annual report does not form any part of the material for the solicitation of proxies.

     The Company will pay the cost of all proxy solicitations. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone, facsimile and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

     This proxy statement and the enclosed proxy are first being mailed to the Company's stockholders on or about April 30, 2003.

VOTING AND REVOCABILITY OF PROXIES

     A proxy for use at the annual meeting and a return envelope are enclosed. Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted "FOR" the election of the eleven director nominees named in the proxy. Discretionary authority is provided in the proxy as to any matters not specifically referred to therein. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any such matters properly come before the annual meeting, however, the persons named in the proxy are fully authorized to vote thereon in accordance with their judgment and discretion.

     Any stockholder who desires to vote in person at the meeting who holds his shares through a bank, broker or other holder of record must obtain a written proxy from the holder of record that authorizes such stockholder to vote those shares.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the annual meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date or (3) voting in person at the annual meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to the Company's Corporate Secretary at its principal executive offices as follows: Applied Graphics Technologies, Inc., 450 West 33rd Street, 3rd floor, New York, New York 10001, Attention: Corporate Secretary.

VOTING PROCEDURE

     All holders of record of the Common Stock of the Company at the close of business on April 14, 2003 will be eligible to vote at the annual meeting. Each holder of Common Stock is entitled to one vote at the annual meeting for each share held by such stockholder. As of April 14, 2003, there were 9,147,565 shares of Common Stock outstanding.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (as hereinafter defined) will be tabulated by the inspector of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspector of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a "broker non-vote") on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

                               SECURITY OWNERSHIP

     The information set forth below regarding beneficial ownership of the Common Stock has been presented in accordance with rules of the Securities and Exchange Commission (the "Commission") and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership of Common Stock includes any shares as to which a person has the sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days from the date set forth below through the exercise of any stock option or other right ("currently exercisable options").

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of April 14, 2003, information regarding the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee to the Board, (iii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group. Except as indicated, each person identified in the following table has sole voting and investment power with respect to the shares shown. Percentage ownership of Common Stock is based on 9,147,565 shares outstanding as of April 14, 2003.

                                                                               PERCENTAGE OF
                                                              NUMBER OF         OUTSTANDING
                                                              SHARES OF           SHARES
                                                             COMMON STOCK      BENEFICIALLY
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED       OWNED
------------------------                                  ------------------   -------------
Applied Printing Technologies, L.P.(1)(2)...............      1,994,000            21.8
Mortimer B. Zuckerman(1)(2).............................      1,994,000            21.8
Fleet National Bank(3)..................................      1,035,666            10.2
Fred Drasner(1)(4)......................................        690,100             7.3
Martin D. Krall(5)......................................        324,333             3.5
Joseph D. Vecchiolla(6).................................        312,334             3.3
Marne Obernauer, Jr.(7).................................        209,919             2.3
David R. Parker(8)......................................        156,600             1.7
Kenneth G. Torosian(9)..................................         49,066               *
John W. Dreyer(9).......................................         47,833               *
John Zuccotti(9)........................................         35,000               *
John R. Walter(9).......................................         27,000               *
John R. Harris(9).......................................         26,500               *
Philip Guarascio(9).....................................          5,000               *
All directors, director nominees and executive officers
  as a group (12 persons)(10)...........................      3,877,685            38.7

                                           (Footnotes are on the following page)

---------------
   * Represents holdings of less than 1%.

 (1) Applied Printing Technologies, L.P. ("Applied Printing") is a limited partnership in which Mr. Drasner, the Company's Chairman and Chief Executive Officer, is a minority limited partner and Mr. Zuckerman, a director, beneficially owns the remaining limited partnership interests. Mr. Zuckerman is also the sole stockholder of the corporate general partner of Applied Printing and a corporate limited partner of Applied Printing. Mr. Zuckerman is the sole director of the corporate general partner of Applied Printing. Because Mr. Zuckerman is the sole stockholder of the corporate general partner of Applied Printing, and the sole director, he will be able to exercise substantial influence over the outcome of all matters submitted to a vote of the Company's stockholders. Pursuant to a 2001 agreement between Mr. Drasner and Mr. Zuckerman regarding Mr. Drasner's interest in Applied Printing, Mr. Drasner no longer has any economic interest in the Common Stock held by Applied Printing. Mr. Drasner therefore disclaims beneficial ownership of shares held by Applied Printing. The address of Applied Printing is 77 Moonachie Avenue, Moonachie, New Jersey 07074.

 (2) Shares shown are reported on a Schedule 13D dated April 26, 1996, as amended on September 4, 1997, November 26, 1997, September 1, 1998, October 5, 1998, November 25, 1998 and August 2, 2001, filed with the Commission by Applied Printing. Voting and investment power with respect to such shares is held by Mr. Zuckerman. See note (1) above. In July 2001, Applied Printing granted an irrevocable call option to the Company's senior lenders to purchase 680,067 shares of the Common Stock held by Applied Printing (subject to adjustment), at $0.01 per share (the "Call Option") in connection with an amendment to the Company's senior credit facility. The Call Option is currently exercisable and expires on July 14, 2003.

 (3) Includes 690,144 shares issuable upon exercise of currently exercisable warrants. The warrants were issued in connection with amendments to the Company's senior credit facility and are exercisable at $0.01 per share. Also includes a portion of the shares subject to the Call Option described in note (2) above.

 (4) Includes 250,000 shares issuable upon exercise of currently exercisable options.

 (5) Includes 204,333 shares issuable upon exercise of currently exercisable options.

 (6) Includes 192,334 shares issuable upon exercise of currently exercisable options.

 (7) Includes an aggregate of 2,880 shares held by Mr. Obernauer, Jr., as trustee, for trusts created for the benefit of his sons, a niece, and a nephew over which Mr. Obernauer, Jr. has sole voting and investment power.

 (8) Includes 35,000 shares of Common Stock issuable upon exercise of currently exercisable options.

 (9) Represents shares of Common Stock issuable upon exercise of currently exercisable options.

(10) Includes 872,066 shares of Common Stock issuable upon exercise of currently exercisable options.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The First Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company provide that the members of the Board are to be elected at the annual meeting of the stockholders. The number of directors that will constitute the entire Board as of the conclusion of the annual meeting is eleven.

     If elected, the director nominees will serve a one-year term to expire at the 2004 annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal. The Board has nominated the following eleven persons for election to the Board: Fred Drasner, John W. Dreyer, Philip Guarascio, John R. Harris, Martin D. Krall, Marne Obernauer, Jr., David R. Parker, Joseph D. Vecchiolla, John R. Walter, John Zuccotti and Mortimer B. Zuckerman.

     Approval of the nominees requires the affirmative vote of a majority of the shares present, in person or by proxy, at the annual meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

     Biographical information concerning each of the director nominees is presented on the following pages. All of the director nominees are currently members of the Board.

                             NOMINEES FOR ELECTION

                                                                    DIRECTOR
NAME                                                          AGE    SINCE
----                                                          ---   --------
Fred Drasner................................................  60      1995
John W. Dreyer..............................................  65      2000
Philip Guarascio............................................  61      2002
John R. Harris..............................................  55      1996
Martin D. Krall.............................................  62      1996
Marne Obernauer, Jr.........................................  59      1998
David R. Parker.............................................  59      1998
Joseph D. Vecchiolla........................................  47      2000
John R. Walter..............................................  56      2000
John Zuccotti...............................................  65      1998
Mortimer B. Zuckerman.......................................  65      1996

     Fred Drasner has been Chairman of the Company since April 1996, Chairman of the Board of the Company since June 2001 and Chief Executive Officer of the Company since May 2002. Mr. Drasner also served as Chief Executive Officer of the Company from 1996 until April 2000. Mr. Drasner has been co-owner of Pro-Football, Inc., d/b/a The Washington Redskins, since July 1999. He has been the Chief Executive Officer of Daily News, L.P. ("Daily News") and Co-Publisher of the New York Daily News since 1993, Co-Chairman of U.S. News & World Report, L.P. ("U.S. News") since 1998, Chief Executive Officer of U.S. News from 1985 to 1998, and President of U.S. News from 1985 to 1997, and Chairman and Chief Executive Officer of Applied Printing Technologies, L.P. ("Applied Printing") since 1988. Mr. Drasner served as Co-Chairman from 1998 to 1999 and Vice Chairman and Chief Executive Officer from 1986 to 1998 of The Atlantic Monthly Company, and as Co-Chairman of Fast Company Media Group, L.L.C. ("Fast Company") from January 1999 until October 2000. Mr. Drasner also serves as a director of Ventiv Health, Inc.

     John W. Dreyer currently serves as an independent consultant to the graphic arts and prepress industry. Mr. Dreyer served as Chairman of the Board of Pitman Company, a graphic arts and image supplier, from 1978 until January 2001 and as Chief Executive Officer of Pitman Company from 1977 until January 2001. He served as President of Pitman Company until 1998 and Chief Operating Officer until 1994. Mr. Dreyer is also a director of Presstek, Inc.

     Philip Guarascio has, since May 2000, been Chairman and Chief Executive Officer of PG Ventures LLC, a marketing consulting firm. Mr. Guarascio served as Vice President, Corporate Marketing and Advertising, of General Motors Corporation from October 1985 to May 2000. He is also a director of Arbitron Inc.

     John R. Harris currently serves as President and Chief Executive Officer of Delinea Corporation, a provider of software and services to the utility market. From December 2001 to August 2002, Mr. Harris was President, Chief Executive Officer and a director of ExoLink Corporation, a provider of retail transaction services to the deregulated energy industry. From August 1999 to September 2001, Mr. Harris served as Chairman and Chief Executive Officer of Ztango, a wireless Internet software and services company. From 1973 to 1999, Mr. Harris was with Electronic Data Systems Corporation and served in a variety of senior leadership positions, including Corporate Vice President of Marketing and Strategy and President of the Communications Industry Group. Mr. Harris also serves as a director of Genuity, Inc. and Ventiv Health, Inc.

     Martin D. Krall, Executive Vice President, Chief Legal Officer and Secretary of the Company since 1996, has been Executive Vice President, Chief Legal Officer, and Secretary of Daily News, Applied Printing and U.S. News since January 1995. Mr. Krall served as Executive Vice President, Chief Legal Officer, and Secretary of The Atlantic Monthly Company from 1995 to 1999 and as Executive Vice President and Secretary of Fast Company from January 1999 until December 2000.

     Marne Obernauer, Jr. served as Vice Chairman of the Company from May 1998 until February 2003. Prior to that, Mr. Obernauer, Jr., served as Chairman of the Board of Directors of Devon Group, Inc. ("Devon") from 1986 and Chief Executive Officer of Devon from 1980 until Devon's merger with and into a wholly-owned subsidiary of the Company in May 1998.

     David R. Parker has served as Managing Director of Archstone Partnerships, a fund of funds manager, since January 2003. Mr. Parker is also a founder and Managing General Partner of Interprise Technology Partners, L.P., a venture capital fund focused on information technology investments established in January 1999. From 1992 through May 1998, Mr. Parker was Chairman of ProSource Distribution Services, Inc., a food service distributor, which was acquired by AmeriServe, Inc. in May 1998. In May 1998, Mr. Parker became Vice Chairman of AmeriServe, Inc. He resigned his officer position in July 1998 and his position on AmeriServe's Board of Directors in November 1999. Mr. Parker also serves on the Board of Directors of Tupperware Corporation and Spherion Corporation.

     Joseph D. Vecchiolla, President and Chief Operating Officer of the Company, joined the Company in May 2000 as its Senior Vice President and Chief Financial Officer and has served as Chief Operating Officer since December 2000 and President since August 2001. From February 1999 through April 2000 he served as Vice President of Marketing and Vice President of Finance at Favorite Brands International, which was acquired by Nabisco in November 1999. Favorite Brands International filed for protection under Chapter 11 of the U. S. Bankruptcy Code in March 1999. From May 1997 until February 1999 he served as President of Old Greenwich Capital Corporation.

     John R. Walter currently serves as an independent consultant. From November 1996 through July 1997, he served as President and Chief Operating Officer of AT&T Corp. Mr. Walter was Chairman and Chief Executive Officer from 1989 to October 1996 and President from 1987 to October 1996 of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company. Mr. Walter also serves on the Board of Directors of Abbott Laboratories, Deere & Company and Manpower, Inc.

     John Zuccotti has been Chairman of Brookfield Financial Properties, Inc. (formerly World Financial Properties) since 1996 and Vice Chairman of Brookfield Properties Corporation since 1998. Mr. Zuccotti has been a senior counsel at Weil, Gotshal & Manges LLP since 1997. Mr. Zuccotti also serves as a director of eight funds of The Dreyfus Corporation, a director of Empire Blue Cross and Blue Shield, and a trustee of Columbia University.

     Mortimer B. Zuckerman served as Chairman of the Board of the Company from 1996 until June 2001. He has been Chairman of the Board of Directors and a principal stockholder of Boston Properties, Inc., a national real estate development and management company, since 1970. He has been Chairman of U.S. News and Editor-in-Chief of U.S. News & World Report since 1985, and Chairman of Daily News and Co-Publisher of the New York Daily News since 1993. Mr. Zuckerman served as Chairman of The Atlantic Monthly Company from 1980 to 1999, and as Chairman of Fast Company from January 1999 until December 2000. Mr. Zuckerman also serves as a director of JPMorganChase National Advisory Board.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board held ten meetings during the Company's 2002 fiscal year. During fiscal year 2002, each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period he served as a director and the total number of meetings held by each committee of the Board on which he served during the period for which he served.

     The Board currently has a standing Audit Committee and a standing Compensation Committee. It does not currently have a standing nominating committee.

     The Audit Committee currently consists of Mr. Parker, as Chairman, and Messrs. Harris and Zuccotti. The Audit Committee met eight times during fiscal year 2002. The Audit Committee is responsible for recommending to the full Board the selection of the Company's independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, exercising oversight of management's and the public accountants' review of the adequacy of the Company's internal accounting controls and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements. The Audit Committee has adopted a written charter, a copy of which was an attachment to the Company's 2001 proxy statement. Each of Messrs. Harris, Parker and Zuccotti meets the definition of "independent" under Section 121A and the financial literacy standards under Section 121B(b), and Mr. Parker meets the financial sophistication requirement under Section 121B(b), of the listing standards, policies and requirements of The American Stock Exchange.

     The Compensation Committee, which met three times during fiscal year 2002, currently consists of Mr. Harris as Chairman, and Messrs. Dreyer, Parker, Guarascio, Walter and Zuccotti. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's officers and administering the Company's stock option plans.

COMPENSATION OF DIRECTORS

     Commencing in July 2002, directors who are not also employees of the Company or its affiliates ("nonemployee directors") receive from the Company an annual fee of $50,000, which fee is paid in equal quarterly installments, plus $1,000 for each Board or committee meeting attended in person ($500 for each such meeting participated in by telephone) and reimbursement of expenses incurred in attending such meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $50,000 and the Chairman of the Compensation Committee receives an annual fee of $20,000, each of which is paid in equal quarterly installments. Directors are also eligible to receive options to purchase Common Stock under the Company's Amended and Restated 1998 Incentive Compensation Plan, as amended (the "Incentive Compensation Plan").

     Under the Incentive Compensation Plan, employees, nonemployee directors, certain affiliated persons and independent contractors of the Company may be granted cash awards, options to purchase Common Stock, stock appreciation rights, stock awards, stock units, performance shares, and performance units. Options to purchase Common Stock granted under the Incentive Compensation Plan have a term of ten years and, except for those granted to nonemployee directors, vest over a vesting schedule determined by the committee administering the plan or, in lieu thereof, a five-year vesting schedule, as specified in the plan. Under the Incentive Compensation Plan, each nonemployee director is granted options to purchase 10,000 shares of Common Stock upon commencement of his or her service as a director. Such options have an exercise price equal to the fair market value on the date of grant and vest ratably over a two-year period. In addition, each nonemployee director then in office is automatically granted, on the anniversary date of his or her commencement of service as a director, a fully-vested, non-qualified option to purchase 2,000 shares of Common Stock at a per-share exercise price equal to its fair market value on such date (the "anniversary grant"). Given the substantial interest in the Company he has through his interest in Applied Printing, Mr. Zuckerman has not received any options, although commencing in July 2002, Mr. Zuckerman receives fees in accordance with the schedule for nonemployee directors.

     In May 2002, Messrs. Harris, Dreyer, Parker, Walter and Zuccotti each received grants of options to purchase 5,000 shares of Common Stock at an exercise price of $0.41 per share, which options vested immediately. In June 2002, Mr. Guarascio received a grant of options to purchase 10,000 shares of Common Stock at an exercise price of $0.90, in connection with his commencement of service as a director, which options vest ratably over two years. In July 2002, Messrs. Harris, Dreyer, Parker, Walter and Zuccotti each received grants of options to purchase 2,000 shares of Common Stock at an exercise price of $0.55 per share, which options vested immediately. In addition, each of Messrs. Harris, Dreyer, Parker, Walter and Zuccotti agreed that the grant date for all future anniversary grants to be made to each of them would be July 1.

     In addition, Messrs. Drasner, Krall and Vecchiolla received grants of options to purchase shares of Common Stock in their capacities as officers of the Company, as disclosed in "Executive Compensation -- Stock Option Grants in Fiscal Year 2002" below.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chairman and Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers (the "Named Executive Officers") in fiscal years 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                              ANNUAL COMPENSATION           ------------
                                       ----------------------------------    NUMBER OF
                                                             OTHER ANNUAL    SECURITIES     ALL OTHER
                                       SALARY      BONUS     COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR     ($)        ($)          ($)         OPTIONS(#)        ($)
---------------------------     ----   -------    -------    ------------   ------------   ------------
Fred Drasner..................  2002   750,000    150,000       (1)           250,000         --
  Chairman and Chief            2001   750,000     75,000       (1)                --         --
  Executive Officer             2000   750,000         --       (1)                --         --
Joseph D. Vecchiolla..........  2002   500,000    150,000       (1)            75,000         --
  President and Chief           2001   414,152    250,000       (1)           100,000         --
  Operating Officer             2000   183,869(2) 137,500(2)    (1)            64,000         --
Martin D. Krall...............  2002   350,000(3) 125,000(3)    (1)            75,000         --
  Executive Vice President,     2001   350,000(3) 100,000(3)    (1)            50,000         --
  Chief Legal Officer,          2000   350,000(3)      --       (1)            32,000         --
  and Secretary
Marne Obernauer, Jr...........  2002   300,000         --       (1)                --         --
  Vice Chairman(4)              2001   300,000         --       (1)                --         --
                                2000   300,000         --       (1)                --         --
Kenneth G. Torosian...........  2002   303,769    100,000       (1)            40,000         --
  Senior Vice President,        2001   242,427         --       (1)            20,000         --
  Chief Financial Officer       2000   216,200    226,000(5)    (1)                --         --
  and Treasurer

---------------
(1) The Named Executive Officer received perquisites or other personal benefits in the years shown, although the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of his salary and bonus in such year.

(2) Mr. Vecchiolla's employment commenced on May 1, 2000.

(3) Mr. Krall did not receive compensation directly from the Company. The amounts shown reflect reimbursement of the affiliate that employs Mr. Krall in accordance with a shared services agreement with such affiliate (See "Certain Relationships and Related Transactions -- Shared Services Agreement").

(4) Mr. Obernauer, Jr. ceased being Vice Chairman of the Company in February 2003. He continues to serve as a director.

(5) Includes $178,500 paid to Mr. Torosian in connection with an Agreement and General Release dated April 3, 2000, and a retention agreement dated May 31, 2000.

STOCK OPTION GRANTS IN FISCAL YEAR 2002

     Stock options were granted during fiscal year 2002 to Messrs. Drasner, Vecchiolla, Krall and Torosian. The following table sets forth information concerning the stock options granted during 2002.

                       OPTION GRANTS IN FISCAL YEAR 2002

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                    INDIVIDUAL GRANTS                     ANNUAL RATE OF
                                     -----------------------------------------------          STOCK
                                     NUMBER OF    % OF TOTAL                            PRICE APPRECIATION
                                     SECURITIES    OPTIONS                               FOR OPTION TERM
                                     UNDERLYING   GRANTED TO   EXERCISE                --------------------
                                      OPTIONS     EMPLOYEES     PRICE     EXPIRATION      5%         10%
NAME                                  GRANTED     IN 2002(1)    ($/SH)       DATE        ($)         ($)
----                                 ----------   ----------   --------   ----------   --------   ---------
Fred Drasner.......................   250,000        27.7%      $0.41      5/13/12      64,462     163,359
Joseph D. Vecchiolla...............    75,000         8.3%      $0.41      5/13/12      19,339      49,008
Martin D. Krall....................    75,000         8.3%      $0.41      5/13/12      19,339      49,008
Kenneth G. Torosian................    40,000         4.4%      $0.41      5/13/12      10,314      26,137

---------------
(1) Based on total grants of options to purchase 903,000 shares of Common Stock.

     No Named Executive Officer exercised stock options in fiscal year 2002. The following table sets forth information concerning the number and value of unexercised stock options granted to Named Executive Officers at December 31, 2002.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND
                       2002 FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                      OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                                         YEAR-END(#)                   YEAR-END($)
NAME                                             (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE)
----                                             ---------------------------   ---------------------------
Fred Drasner...................................         250,000/--                   $22,500/--
Joseph D. Vecchiolla...........................         126,000/113,000              $ 4,500/$2,250
Martin D. Krall................................         177,000/52,000               $ 6,750/--
Marne Obernauer, Jr. ..........................              --/--                        --/--
Kenneth G. Torosian............................          29,067/88,000                    --/$3,600

EXECUTIVE EMPLOYMENT CONTRACTS

     In January 2003, the Company entered into an employment agreement with Mr. Drasner. Pursuant to such employment agreement, Mr. Drasner is to receive an annual base salary of $750,000. In addition, Mr. Drasner is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan and such other bonuses that may be approved by the Board in its sole discretion. The term of the agreement is through January 30, 2005. Pursuant to the agreement, Mr. Drasner performs his duties on a part-time basis, and is required to devote approximately the same portion of his business efforts to the performance of his duties as he has devoted to his duties to the Company since it became a public company in 1996. Mr. Drasner's agreement contains a noncompete provision applicable during the term and extends for a period of two years following termination of Mr. Drasner's employment, except that such period shall be reduced to six months in the event the Company terminates Mr. Drasner's employment other than for Cause or Mr. Drasner terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for two years after termination of Mr. Drasner's employment with the Company, except that such period shall be reduced to six months in the event the

Company terminates Mr. Drasner's employment other than for Cause or Mr. Drasner terminates his employment for Good Reason.

     In January 2003, the Company entered into an employment agreement with Mr. Vecchiolla. Pursuant to such employment agreement, Mr. Vecchiolla is to receive an annual base salary of $560,000. In addition, Mr. Vecchiolla is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan. The term of the agreement is through January 15, 2005. Mr. Vecchiolla's agreement contains a noncompete provision applicable during the term and extends for a period of two years, except that such period shall be reduced to six months in the event the Company terminates Mr. Vecchiolla's employment other than for Cause or Mr. Vechiolla terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for two years after termination of Mr. Vecchiolla's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Vecchiolla's employment other than for Cause or Mr. Vecchiolla's terminates his employment for Good Reason.

     In January 2003, the Company entered into an employment agreement with Mr. Krall. Pursuant to such employment agreement, Mr. Krall is to receive an annual base salary of $375,000. In addition, Mr. Krall is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan and such other bonuses that may be approved by the Board in its sole discretion. The term of the agreement is through January 30, 2005. Pursuant to the agreement, Mr. Krall performs his duties on a part-time basis, and is required to devote approximately the same portion of his business efforts to the performance of his duties as he has devoted to his duties to the Company since it became a public company in 1996. Mr. Krall's agreement contains a noncompete provision applicable during the term and extends for a period of two years, except that such period shall be reduced to six months in the event the Company terminates Mr. Krall's employment other than for Cause or Mr. Krall terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for two years after termination of Mr. Krall's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Krall's employment other than for Cause or Mr. Krall terminates his employment for Good Reason.

     In January 2003, the Company entered into an employment agreement with Mr. Torosian. Pursuant to such employment agreement, Mr. Torosian is to receive an annual base salary of $300,000. In addition, Mr. Torosian is eligible to receive a bonus for each year during the term of his employment agreement in accordance with the Company's Management Incentive Plan. The term of the agreement is through January 30, 2005. Mr. Torosian's agreement contains a noncompete provision applicable during the term and extends for a period of twelve months, except that such period shall be reduced to six months in the event the Company terminates Mr. Torosian's employment other than for Cause or Mr. Torosian terminates his employment for Good Reason (as such terms are defined in the employment agreement). The agreement also contains a nonsolicitation provision applicable during the term and for twelve months after termination of Mr. Torosian's employment with the Company, except that such period shall be reduced to six months in the event the Company terminates Mr. Torosian's employment other than for Cause or Mr. Torosian terminates his employment for Good Reason.

CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Pursuant to Mr. Drasner's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Drasner terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Drasner the sum of (i) his base salary for a period of two years following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options).

     Pursuant to Mr. Vecchiolla's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Vecchiolla terminates his employment with the Company for

Good Reason, the Company is required to pay Mr. Vecchiolla the sum of (i) his base salary for a period of 18 months following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options).

     Pursuant to Mr. Krall's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Krall terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Krall (i) the sum of his base salary for a period of two years following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options).

     Pursuant to Mr. Torosian's employment agreement, in the event the Company terminates his employment, other than for Cause, or if Mr. Torosian terminates his employment with the Company for Good Reason, the Company is required to pay Mr. Torosian (i) the sum of his base salary for a period of one year following such termination and (ii) the aggregate amount by which all then unvested stock options are in the money on the date of termination (less the applicable exercise prices of the stock options).

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                       BOARD OF DIRECTORS OF THE COMPANY
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Company's incentive plans. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long term success of the Company.

BASE SALARY

     Base salaries of the executive officers are established by evaluating the requirements of the position and the contribution of the executive with respect to Company performance and the executive's responsibilities. In determining executive officer salaries, the Compensation Committee generally sets base salaries at or below competitive levels, with total potential compensation (including bonuses and stock options) targeted at or above competitive levels. The Compensation Committee relies on, among other things, recommendations from the Chief Executive Officer in making such determinations.

     During 2002, Fred Drasner served as Chairman and Chief Executive Officer of the Company. Mr. Drasner received a base salary of $750,000 in 2002, the same salary he received in 2001. The Compensation Committee determined that, in light of the significant amount of time Mr. Drasner would be devoting to the Company's review of strategic alternatives, relationship with its senior lenders and efforts to improve sales and reduce costs, he should continue at an annual base salary of $750,000 during 2002.

ANNUAL CASH BONUSES

     The Company pays annual cash bonuses to its executive officers in accordance with the terms of its Management Incentive Plan, which provides for incentives based on the Company's performance as well as individual performance. In addition, the Company may pay additional bonuses as approved by the Board of Directors in its sole discretion. In accordance with the Management Incentive Plan, the Compensation Committee awarded Mr. Drasner a bonus of $562,500 for 2002, which bonus was paid in 2003.

LONG-TERM INCENTIVES

     The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Company's incentive plans. The Compensation Committee determines the size and frequency of option grants for executive officers after consideration of recommendations of the Chief Executive Officer. Such recommendations are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each executive officer to the Company and previous option grants to such executive officers. Stock options granted to executive officers are generally nonqualified stock options with exercise prices that equal or exceed the fair market value of the Company's Common Stock on the date of grant and vest in such increments as may be determined by the Compensation Committee.

     In May 2002, the Compensation Committee awarded Mr. Drasner options to purchase 250,000 shares of Common Stock, at an exercise price of $0.41 per share. Mr. Drasner had not been awarded stock options in the past due to the substantial interest he had in the Company through his limited partnership interest in Applied Printing. Since Mr. Drasner's economic interest in the Common Stock held by Applied Printing was, by agreement, to cease after September 1, 2002, the Compensation Committee determined that it would be appropriate to award Mr. Drasner stock options at that time.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally sets a limit of $1 million on the amount of compensation (other than certain enumerated categories, including performance-based compensation) paid to executive employees that may be deducted by a publicly-held company. The Committee's policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company's stock incentive plans currently is excluded from the $1 million limit as "qualified performance-based compensation" under the rules contained in applicable Treasury regulations. None of the Company's executive officers received compensation in 2002 in excess of the limits imposed under Section 162(m). The Compensation Committee intends to continue to qualify compensation attributable to stock options as "qualified performance-based compensation" within the meaning of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          John R. Harris, Chairman
                                          John W. Dreyer
                                          Philip Guarascio
                                          David R. Parker
                                          John R. Walter
                                          John Zuccotti

                      REPORT OF THE AUDIT COMMITTEE OF THE
                       BOARD OF DIRECTORS OF THE COMPANY

     Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2002 with the management of the Company.

     Review and Discussions with Independent Auditors. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be communicated to the Audit Committee by generally accepted auditing standards in accordance with Statement of Auditing Standards No. 61 (Codification of Statements on Accounting Standards), as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP its independence from the Company.

     Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Commission.

                                          AUDIT COMMITTEE

                                          David R. Parker, Chairman
                                          John R. Harris
                                          John Zuccotti

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board during 2002 were Messrs. Dreyer, Harris, Parker, Walter and Zuccotti, none of which is or has been an officer or employee of the Company.

     The Company engaged the law firm of Weil, Gotshal & Manges LLP, at which John Zuccotti, a director of the Company, is senior counsel, to perform legal services for the Company in 2002 and 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Zuckerman beneficially owns the shares of the Company's Common Stock owned by Applied Printing and beneficially owns a majority of U.S. News and Daily News. Additionally, Mr. Drasner is a minority limited partner of Applied Printing, U.S. News and Daily News. The following is a description of certain transactions between the Company and each of Applied Printing, U.S. News, and Daily News, as well as transactions between the Company and entities affiliated with certain other directors of the Company.

CONTENT MANAGEMENT AND DIGITAL IMAGING SERVICES FOR AFFILIATES

     The Company provides content management services to a New York Daily News periodical, digital archiving services to the New York Daily News, and certain advertising make-up and related graphic services for Daily News' publications. The Company also provided content management services to Applied Printing and U.S. News during 2002.

     The Company's 2002 revenues included approximately $423,000, $2,909,000, and $1,642,000 for services performed for each of U.S. News, Daily News, and Applied Printing, respectively. Included in this revenue figure for 2002 is approximately $120,000 recognized under an agreement by Agile Enterprise, Inc., a wholly-owned subsidiary of the Company, to license certain software to U.S. News.

SHARED SERVICES AGREEMENT

     The Company entered into a shared services agreement in 1999 with U.S. News and Daily News, under which both U.S. News and Daily News provide certain legal, computer, and administrative services to the Company. Under this agreement, the Company pays a percentage of the costs associated with U.S. News and Daily News employees who provide such services to the Company based on the percentage of each such employee's total time that is devoted to Company-related matters, including compensation for services provided by Mr. Krall. See "Executive Compensation -- Summary Compensation Table" above. The term of the agreement is for one year and is renewable annually. During 2002, the Company incurred charges of approximately $970,000 for such services.

OTHER TRANSACTIONS

     During 2002, the Company subleased space at the headquarters of U.S. News in Washington, D.C., from U.S. News. The amount incurred by the Company for the sublease in fiscal year 2002 totaled approximately $47,000 and corresponded to the amounts U.S. News was required to pay for the space under its lease.

     The Company subleases space at its corporate headquarters from U.S. News, for which the Company incurred charges of approximately $390,000 in 2002.

     The Company subleases certain Daily News space at its New York location, for which the Company incurred charges of approximately $104,000 in 2002.

     Applied Printing provides printing services to the Company on a per-project basis. In 2002, the Company incurred charges of approximately $423,000 for such services.

     The Company received services from Weil, Gotshal & Manges LLP, at which Mr. Zuccotti is employed, as disclosed in "Compensation Committee Interlocks and Insider Participation" above.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the Common Stock compared to the AMEX Composite Index and a self-constructed peer group index for the periods between December 31, 1997 and December 31, 2002. Currently, the peer group is composed of Schawk, Inc., which is a public company with significant independent operations in the prepress industry, and R.R. Donnelly & Sons, Co. and Quebecor World, Inc., commercial printers that provide prepress services. Previously, the peer group included American Greetings Corporation (Class A), which is a publishing company, and Schawk, Inc. The Company sold its publishing services business in April 2002. Accordingly, it is no longer appropriate to include American Greetings Corporation in the peer group. The total stockholder return on each company included in the peer group index has been weighted according to such company's capitalization at the beginning of each period. The graph assumes $100 was invested in (1) the Common Stock, (2) the AMEX Composite Index and (3) the peer group index, and assumes reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG APPLIED GRAPHICS TECHNOLOGIES, INC.,
                 THE AMEX MARKET VALUE (U.S. & FOREIGN) INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

[PERFORMANCE GRAPH]

                                              APPLIED
                                              GRAPHICS             AMEX MARKET
                                           TECHNOLOGIES,          VALUE (U.S. &
                                                INC.                 FOREIGN)            NEW PEER GROUP         OLD PEER GROUP
                                           -------------          -------------          --------------         --------------
12/97                                            100                     100                    100                    100
12/98                                          30.99                   99.99                 121.24                 108.17
12/99                                           16.2                   132.8                  79.26                  64.38
12/00                                           2.54                  126.49                   89.8                  31.67
12/01                                           0.41                  119.31                  94.87                  45.85
12/02                                           0.36                  100.65                  80.99                  50.27

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

     The peer group identified above was selected because the Company believes that such group represents companies who maintain significant operations in the prepress industry.

                            INDEPENDENT ACCOUNTANTS

     Deloitte & Touche LLP will serve as independent accountants of the Company for the fiscal year ending December 31, 2003. Audit services performed for the Company during fiscal year ended December 31, 2002 included examination of the Company's financial statements. Deloitte & Touche LLP has informed the Company that it has no material direct or indirect interest in the Company.

     Deloitte & Touche LLP has acted as the Company's independent accountants since 1996. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

AUDIT FEES

     During the year ended December 31, 2002, the Company incurred audit fees of approximately $1,307,000 payable to Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"). These fees include the full scope audit of the financial statements included in the Company's annual report on Form 10-K and reviews of the financial statements included in the Company's quarterly interim reports on Form 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2002, the Company did not incur any fees payable to Deloitte for professional services relating to financial information systems design and implementation.

ALL OTHER FEES

     Deloitte has also been engaged by the Company to provide other audit-related services and tax-related services. Other audit-related services include fees primarily for statutory audits of foreign subsidiaries and audits of certain subsidiaries in support of divestitures. Tax-related services include various tax services, including preparation of tax returns and advice and counsel on various tax matters, and other special purpose services. During the year ended December 31, 2002, the Company incurred a total of approximately $1,327,000 in other fees, including approximately $487,000 for other audit-related services and $840,000 for tax related services.

     The Audit Committee of the Board has considered whether the provision of the services described under the caption "All Other Fees" is consistent with maintaining the independence of Deloitte & Touche LLP.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Commission and The American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. In addition, under
Section 16(a), trusts for which a reporting person is a trustee or a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such reporting persons are required by rules of the Commission to furnish the Company with copies of all Section 16(a) reports (specifically, Forms 3, 4 and 5) they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year, the Company believes that all of its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2002.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Pursuant to rules of the Commission, in order for stockholder proposals to be included in the Company's proxy statement and proxy for the 2004 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in New York City no later than December 31, 2003.

     Any stockholder proposal not included in the proxy materials disseminated by the management of the Company for the Company's 2004 annual meeting in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 15, 2004. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in such proxy materials for the Company's annual meeting unless (a) the Company receives notice of such proposal by the date set forth above and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

                                          By Order of the Board of Directors,

                                          /s/ Martin D. Krall
                                          MARTIN D. KRALL
                                          Secretary

Dated: April 30, 2003

STOCKHOLDERS ARE REMINDED TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                                       --------
                 APPLIED GRAPHICS TECHNOLOGIES, INC.                          |
                                                                              |
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS              |
   FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 12, 2003.

     The undersigned hereby appoints Fred Drasner, Martin D. Krall and Joseph D. Vecchiolla, and each of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Annual Meeting (including all adjournments thereof) of Stockholders of Applied Graphics Technologies, Inc. to be held on June 12, 2003, at 11:00 a.m. local time, at The American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     Every properly signed proxy will be voted in the manner specified hereon. If no direction is made, this proxy will be voted FOR each nominee for director named on the reverse side.

     For participants in the Applied Graphics Technologies, Inc. 401(K) Plan: As to those shares of Common Stock of Applied Graphics Technologies, Inc. that are held for me in the aforementioned plan, by signing this card, I instruct the Trustee of such Plan to sign a proxy for me in substantially the form set forth on the reverse side. Where I do not specify a choice, by signing this card, I instruct the Trustee to mark the proxy as the Board of Directors recommends.

         PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN
                    PROMPTLY IN ENCLOSED ENVELOPE.

           (Continued and to be dated and signed on the reverse side.)



                                   APPLIED GRAPHICS TECHNOLOGIES, INC.
                                   P.O. BOX 11271
                                   NEW YORK, N.Y. 10203-0271


                             DETACH PROXY CARD HERE
----------------------------------------------------------------------------------------------------------------------------
     Mark, Sign, Date and Return             [X]
[ ]  the Proxy Card Promptly         Votes must be indicated
     Using the Enclosed Envelope.    (x) in Black or Blue Ink.

                             The Board of Directors recommends that you vote "FOR" each nominee

  1. Election of Directors

     FOR all nominees  [ ]    WITHHOLD AUTHORITY to vote   [ ]    * EXCEPTIONS [ ]
     listed below            for all nominees listed below

  Nominees: Fred Drasner, John W. Dreyer, Philip Guarascio,           To change your address,
            John R. Harris, Martin D. Krall, Marne Obernauer, Jr.,      please mark this box.  [ ]
            David R. Parker, Joseph D. Vecchiolla, John R. Walter,
            John Zuccotti and Mortimer B. Zuckerman.

  (INSTRUCTIONS: To withhold authority to vote for any individual      To include any comments,
  nominee, mark the "Exceptions" box and write that nominee's name      please mark this box.  [ ]
  in the space provided below).

  *Exceptions____________________________________________________

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
  SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

---------                                                 -------------------------------------------
|                                                         |                                         |
|                                                         | S C A N   L I N E                       |
|                                                         |                                         |
                                                          -------------------------------------------
                                                  NOTED: Please sign as name appears hereon. Joint owners
                                                  EACH must sign. When signing as attorney, trustee, executor, administrator or guardian, please give your FULL title. If a corporation, please provide the full name of the corporation
                                            |     and the signature of the authorized officer signing on its
                                            |     behalf. If a partnership, please sign in partnership name by
                                            |     an authorized person.
                                    ---------

                                                   Date    Share Owner sign here      Co-Owner sign here
                                                 ----------------------------------  --------------------------
                                                 |      |                         |  |                        |
                                                 ----------------------------------  --------------------------

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